UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2007 (July 16, 2007)

GPS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-30104	88-0350120
(Commission File Number)	(I.R.S. Employer Identification No.)

#214, 5500 - 152nd Street, Surrey, BC Canada	V3S 5J9
(Address of Principal Executive Offices)	(Zip Code)

(604) 576-7442
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Joe Miller was hired as the Chief Financial Officer of GPS Industries, Inc. (the “Company”) on July 16, 2007. Prior to joining the Company, Mr. Miller, age 44, was employed with TransAlta Corporation of Calgary, Alberta from 1999 until 2007 in progressively more senior financial management positions. At TransAlta, Mr. Miller was accountable for providing overall financial management, strategic and financial planning, maintenance and development of internal controls, investment and acquisition analysis and Sarbanes Oxley compliance for several of the business units within the company over that period.  Prior to TransAlta, he was employed in the Oil & Gas industry in Calgary in a variety of accounting and finance positions since 1989.  Mr. Miller is a Certified Management Accountant (1992) and graduated in 1989 with a Diploma in Business Administration from Mount Royal College in Calgary, Alberta.

The material terms of Mr. Miller’s employment agreement are as follows:
 Salary: C$150,000 plus benefits plus C$3,600 per year car allowance
Options:  500,000
Start date:  July 16, 2007

Mr. Miller replaces Michael Martin as the Company’s Principal Accounting Officer. Mr. Martin remains with the Company as Controller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of July 2007.

	By: /s/	Robert C. Silzer, Sr.
Robert C. Silzer, Sr.
Chief Executive Officer